GALLOP, JOHNSON & NEUMAN, L.C.
                            Interco Corporate Tower
                                 101 S. Hanley
                              St. Louis, MO 63105


                                 March 26, 1997


Board of Directors
Top Air Manufacturing, Inc.
317 Savannah Park Road
Cedar Falls, Iowa  50613

         Re: Registration Statement on Form S-8; Amendment No. 2 to Top Air Manufacturing, Inc. Stock Option Plan

Ladies and Gentlemen:

         We have served as counsel to Top Air Manufacturing, Inc. (the "Company") in connection with the various legal matters relating to the filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, relating to 175,000 shares of common stock of the Company, no par value (the "Shares"), reserved for issuance in accordance with the Top Air Manufacturing, Inc. Stock Option Plan (the "Plan").

         We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Articles of Incorporation, and Bylaws, certain resolutions adopted by the Board of Directors of the Company relating to the Plan and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

         Based upon the foregoing, the undersigned is of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Iowa.

         2.     The  Shares  being   offered  by   the  Company,  if  issued  in
                accordance   with  the  Plan,   will    be  validly  issued  and
                outstanding and will be fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also

Board of Directors
Top Air Manufacturing, Inc.
March 26, 1997
Page 2

consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the issuance of the Shares pursuant to the Plan.

                                    Very truly yours,


                                    /s/ GALLOP, JOHNSON & NEUMAN, L.C.